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                                                                    Exhibit 10.2

                           CUSTOMTRACKS CORPORATION

                            1992 STOCK OPTION PLAN
                  (Amended and Restated as of November 1998)


1.   Purpose

     The purpose of the CustomTracks Corporation 1992 Stock Option Plan (hereinafter called the "Plan") is to advance the interests of CustomTracks Corporation (hereinafter called the "Company") by strengthening the ability of the Company to attract and retain personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.

     Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), while certain other options granted under this Plan will constitute nonqualified options.

2.   Definitions

     As used in this Plan, and in any Option Agreement, as hereinafter defined, the following terms shall have the following meanings, unless the context otherwise requires:

     (a) "Common Stock" shall mean the common stock of the Company, par value $.01 per share, giving effect to the 3 shares for 2 shares stock split on the record date of January 24, 1992 and the effective issuance date of February 13, 1992.

     (b) "Date of Grant" shall mean the date on which a stock option is granted pursuant to this Plan.

     (c) "Disinterested Director" shall mean a director who is not, during the one year prior to service as an administrator of this Plan, granted or awarded an option pursuant to this Plan or any other plan of the Company or any of its affiliates (except as provided in Section 4(b) or Section 4(c) of this Plan and as may be permitted by Rule 16b-3 promulgated under the Exchange Act).

     (d) "Effective Date" shall mean the first business day following the date of the 1993 annual meeting of the shareholders of the Company.

     (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (f) "External Director" shall mean a Director that is not an employee of the Company.

     (g) "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ/NMS or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

     (h) "Optionee" shall mean the person to whom an option is granted under this Plan or who has obtained the right to exercise an option in accordance with the provisions of this Plan.

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     (i)  "Plan Adoption Date" means the later of the date on which this Plan is adopted by the Board of Directors of the Company and by the shareholders of the Company in accordance with Rule 16b-3.

     (j) "Qualifying External Director" shall mean an External Director who is not a person, an employee or affiliate of a person, or a designee to the Board of Directors of a person (in each case, other than a person that is a strategic/business partner of the Company), that is required to file a statement under Section 13(d) or 13(g) of the Exchange Act or the rules, regulations, and interpretations of the Securities and Exchange Commission thereunder.

     (k) "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as it may be amended from time to time and any successor provision to Rule 16b-3 under the Exchange Act.

     (l) "Subsidiary" shall mean any now existing or hereafter organized or acquired corporation of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company and, in addition, shall include Alcatel Amtech S.A. for so long as the Company directly or indirectly owns more than forty percent (40%) of that company's issued and outstanding stock and Wavelink Technologies, Inc. for so long as the Company directly or indirectly owns or holds then exercisable rights to acquire more than twenty percent (20%) of that company's issued and outstanding stock.

3.   Shares Subject to this Plan

     Except as otherwise provided by the provisions of Section 9 hereof, the aggregate amount of Common Stock for which options may be granted under this Plan shall not exceed 450,000 shares of Common Stock. Such shares may be authorized and previously unissued shares or previously issued shares that have been reacquired by the Company. Any shares of Common Stock subject to unexercised portions of options granted under this Plan which shall have terminated, been canceled, or expired may again be subject to the granting of options under this Plan.

4.   Administration

     (a) Notwithstanding herein anything to the contrary, to the extent necessary to comply with the requirements of Rule 16b-3, this Plan shall be administered by the Board of Directors, if each member is a Disinterested Director, or, at the option of the Board of Directors, a committee of two or more Disinterested Directors appointed by the Board of Directors of the Company (the group responsible for administering this Plan is referred to herein as the "Committee"). Options may be granted under this Section 4(a) only by majority agreement of the members of the Committee. Stock Option Agreements ("Option Agreements"), in the form as approved by the Committee, and containing such terms and conditions not inconsistent with the provisions of this Plan as shall have been determined by the Committee, may be executed on behalf of the Company by the President or any Vice President of the Company. The Committee shall have complete authority to construe, interpret and administer (except with respect to Section 4(b) and Section 4(c) of this Plan) the provisions of this Plan and the provisions of the Option Agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; and to make all other determinations necessary or deemed advisable in the administration of this Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive.

     (b) Members of the Committee shall be specified by the Board of Directors, and shall consist solely of Disinterested Directors and as such shall not be eligible to receive options to purchase Common Stock pursuant to Section 4(a) of this Plan. Disinterested Directors may include External Directors and

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Internal Directors who are employed by the Company. Disinterested Directors shall fall within one of the following categories: (i) External Director; (ii) Internal Director/Chief Executive Officer; (iii) Internal Director/Vice President of Research and Development; and (iv) Internal Director/Other. The Committee can be comprised of Disinterested Directors from any one or all of the named categories. External Directors who are appointed to the Committee may not receive any options under this Plan, other than pursuant to Section 4(c). Subject to the shareholders' approval, on the date a Disinterested Director is initially appointed as a Committee member by the Board of Directors: (1) an Internal Director/Chief Executive Officer shall automatically be granted nonqualified options to purchase 35,000 shares of Common Stock, an Internal Director/Vice President of Research and Development shall automatically be granted nonqualified options to purchase 15,000 shares of Common Stock, and an Internal Director/Other shall automatically be granted nonqualified options to purchase 1,000 shares of Common Stock; and (2) provided the Company has consolidated net income for the calendar year immediately preceding and so long as the Disinterested Director continues to serve on the Committee, on each annual anniversary date of a Disinterested Director's initial appointment of membership to the Committee and the corresponding initial grant of options, an Internal Director/Chief Executive Officer shall be granted nonqualified options to purchase 15,000 shares of Common Stock, an Internal Director/Vice President of Research and Development shall be granted nonqualified options to purchase 10,000 shares of Common Stock, and an Internal Director/Other shall be granted nonqualified options to purchase 1,000 shares of Common Stock. Subsequently appointed Committee Members shall receive option grants based upon the formula applicable to their Disinterested Director category if the duties and responsibilities of the position delineated within the category remain substantially the same as those for the position on the date of the adoption of this Plan.

     (c) Subject to the provisions of this Subsection, on each date that a Qualifying External Director is re-elected to the Board of Directors, such Qualifying External Director shall be granted nonqualified options to purchase 2,500 shares of Common Stock. All options granted pursuant to this Section 4(c) shall vest six months from the date of grant. No option grants shall be made to a Qualifying External Director under this Subsection in a calendar year when such Qualifying External Director received a 2,500 share option grant under Subsection 6(a)(4) of the Company's 1995 Long-Term Incentive Plan or under
Section 6 of the Company's 1996 Directors' Stock Option Plan. No 2,500 share option grants shall be made under this Subsection (i) after December 31, 1998, to a Qualifying External Director that does not own at least 10,000 shares of the Common Stock, in the case of those directors serving on the Company's Board of Directors on December 14, 1995, or (ii) in the case of other Qualifying External Directors (i.e., those not described in clause (i)), after the third anniversary of their appointment or election to the Company's Board of Directors if they do not own at least 10,000 shares of the Common Stock by such third anniversary.

     (d) The purchase price or prices for Common Stock subject to an option granted under Section 4(b) or Section 4(c) shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant. Neither Section 4(b) nor Section 4(c) shall be amended more than once every six months, other than to comport with changes in the Code or in the Employee Retirement Income Security Act of 1974, as amended or the rules promulgated thereunder.

     (e) Options may be granted by the Committee prior to this Plan Adoption Date, but shall be subject to approval of this Plan by the shareholders of the Company.

5.   Eligibility

     Incentive stock options to purchase Common Stock may be granted under
Section 4(a) of this Plan to such employees of the Company or its Subsidiaries (including any director who is also an employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified stock

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options to purchase Common Stock may be granted under Section 4(a) of this Plan to such employees or directors of the Company or its Subsidiaries as shall be determined by the Committee. The Committee shall determine which persons are to be granted options under Section 4(a) of this Plan, the number of options, the number of shares subject to each option, the exercise price or prices of each option, the vesting and exercise period of each option, whether an option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each option, if any, as are not inconsistent with the provisions of this Plan. In addition, the Committee may, in its sole discretion, provide for vesting of stock options to accelerate upon a change in control of the Company as defined in an applicable Agreement ("Change in Control") and enable an employee to "put" the excess of the fair market value over the exercise price of the options to the Company in the event of a Change in Control. In connection with the granting of incentive stock options, the aggregate Fair Market Value (determined at the Date of Grant of an incentive stock option) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424 of the Code) shall not exceed $100,000 or such other amount as from time to time provided in (S)422(d) of the Code or any successor provision.

6.   Exercise Price

     The purchase price or prices for Common Stock subject to an option (the "Exercise Price") granted pursuant to Section 4(a) of this Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any option shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, and (b) if the Optionee owns more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, as more fully described in (S)422(b)(6) of the Code or any successor provision (such shareholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any incentive stock option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

7.   Term of Stock Options and Limitations on Right to Exercise

     No incentive stock option granted pursuant to Section 4(a) of this Plan shall be exercisable (a) more than five years after the Date of Grant with respect to a 10-Percent Stockholder, and (b) more than ten years after the Date of Grant with respect to all persons other than 10-Percent Stockholders. No nonqualified stock option granted pursuant to Section 4(a) of this Plan shall be exercisable more than ten years after the Date of Grant. Nonqualified stock options granted to members of the Committee pursuant to Section 4(b) or to External Directors pursuant to Section 4(c) of this Plan shall be exercisable for ten years, except that in the event of death or termination of such member as a director and employee of the Company, such nonqualified stock options shall only be exercisable for one year following the date of such member's death or termination (or if shorter, the remaining term of the option). The Company shall not be required to issue any fractional shares upon the exercise of any options granted under this Plan. No Optionee nor his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until said option has been exercised and the purchase price of the shares in respect of which the option has been exercised has been paid. An option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the option by will or under the laws of descent and distribution.

8.   Termination of Employment

     The Committee shall determine at the Date of Grant what conditions shall apply to the exercise of an option granted under Section 4(a) in the event an Optionee shall cease to be employed by the Company

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or a Subsidiary for any reason. In the event of the death of an Optionee while in the employ or while serving as a director of the Company or a Subsidiary, the option theretofore granted to him shall be exercisable by the executor or administrator of the Optionee's estate, or if the Optionee's estate is not in administration, by the person or persons to whom the Optionee's right shall have passed under the Optionee's will or under the laws of descent and distribution, within the year next succeeding the date of death or such other period as may be specified in the Option Agreement, but in no case later than the expiration date of such option, and then only to the extent that the Optionee was entitled to exercise such option at the date of his death. Neither this Plan nor any option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his services by the Company or by a Subsidiary, nor to interfere in any way with his right or that of his employer to terminate his employment or other services at any time (subject to the terms of any applicable contract).

9.   Dilution or Other Adjustments

     In the event that there is any change in the Common Stock subject to this Plan or subject to options granted hereunder as the result of any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class or in the event of any change in the capital structure of the Company, the Board of Directors or the Committee shall make such adjustments with respect to options, or any provisions of this Plan, as it deems appropriate to prevent dilution or enlargement of option rights.

10.  Expiration and Termination of this Plan

     Options may be granted at any time under Section 4(a) of this Plan and as specified under Section 4(b) and Section 4(c) of this Plan prior to ten years from this Plan Adoption Date, as long as the total number of shares which may be issued pursuant to options granted under this Plan does not (except as provided in Section 9 above) exceed the limitations of Section 3 above. This Plan may be abandoned, suspended or terminated at any time by the Board of Directors of the Company except with respect to any options then outstanding under this Plan.

11.  Restrictions on Issuance of Shares

     (a) The Company shall not be obligated to sell or issue any shares upon the exercise of any option granted under this Plan unless:

          (i) the shares with respect to which such option is being exercised have been registered under applicable federal securities laws or are exempt from such registration;

          (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and

          (iii) in the event the Common Stock has been listed on any exchange, the shares with respect to which such option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

     The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares issuable on any option.

     If the shares to be issued upon the exercise of any option granted under this Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal securities laws, the Optionee, if so requested by the Company, shall furnish to the Company such

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evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

     The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock subject to an option upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body with respect to the granting or exercise of the option or the issue or purchase of shares under the option.

     (b) No option granted pursuant to this Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code.

     (c) Any Common Stock issued pursuant to the exercise of an option granted pursuant to this Plan shall not be transferred until at least 6 months have elapsed from the later of (i) the date of grant of such option or (ii) this Plan Adoption Date to the date of disposition of the Common Stock underlying such option.

     (d) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in any Option Agreement entered into hereunder.

12.  Proceeds

     The proceeds to be received by the Company upon exercise of any option granted under this Plan may be used for any proper purposes.

13.  Amendment of this Plan

     Except as provided in Section 4(b) and Section 4(c) of this Plan, the Board of Directors may amend this Plan from time to time in such respects as it may deem advisable in its sole discretion or in order that the options granted hereunder shall conform to any change in applicable laws, including tax laws, or in regulations or rulings of administrative agencies or in order that options granted or stock acquired upon exercise of such options may qualify for simplified registration under applicable securities or other laws; provided, however, that, to the extent required by Rule 16b-3 and the Securities and Exchange Commission interpretations and releases thereunder, no amendment may be made without the consent of shareholders which would materially (a) increase the benefits accruing to participants under this Plan, (b) increase the number of securities which may be issued under this Plan, other than in accordance with
Section 9 hereof, or (c) modify the requirements as to eligibility for participation in this Plan.

14.  Payment Upon Exercise

     Upon the exercise of any option granted under this Plan, the Company may make financing available to the Optionee for the purchase of the Common Stock that may be acquired pursuant to the exercise of such option on such terms as the Committee shall specify. An Optionee may pay the Exercise Price of the shares of Common Stock as to which an option is being exercised by the delivery of cash, a certified cashier's check or, at the Company's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the exercise price.

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     If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any option granted under this Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

15.  Shareholders' Approval

     This Plan is subject to approval by the shareholders of the Company and will be submitted for approval to the shareholders of the Company.

16.  Liability of the Company

     Neither the Company, its directors, officers or employees, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any incentive stock option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

     AMENDED AND RESTATED as of November 18, 1998.


                                             CUSTOMTRACKS CORPORATION


                                             By:   /s/ Ronald A. Woessner
                                                --------------------------------

                                             Its:  Vice President
                                                 -------------------------------

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